Exhibit 10.34

This Instrument was Prepared By

and should be Returned To:

David B. Williams, Esquire

Bush Ross, P.A.

Post Office Box 3913

Tampa, Florida 33601

COLLATERAL ASSIGNMENT OF RENTS AND LEASES

THIS COLLATERAL ASSIGNMENT OF RENTS AND LEASES (the “Assignment”) is made and entered into the 30 day of April, 2010 by AEROSONIC CORPORATION, a Delaware corporation (the “Assignor”), having an address of 1212 North Hercules Avenue, Clearwater, Florida 33765, in favor of M & I Marshall & Ilsley Bank, and its successors and assigns (hereinafter referred to as the “Assignee”), having an address of 501 East Kennedy Blvd., Suite 900, Tampa, Florida 33602.

WITNESSETH:

WHEREAS, on even date herewith Assignee has made a loan to Assignor, which is evidenced by that certain Loan Agreement (the “Loan Agreement”) of even date herewith between Assignor and Assignee. Assignor owns certain property in Pinellas County, Florida, being more particularly described on Exhibit A, attached hereto and made a part hereof (the “Land”), together with the improvements situated thereon (the “Improvements”), which Land and Improvements are sometimes collectively referred to herein as the “Premises”. The documents and instruments other than the Loan Agreement that have been executed or are to be executed from time to time evidencing, securing or otherwise relating to the Loan are hereinafter referred to as the “Other Loan Documents”. The Loan Agreement and Other Loan Documents are hereinafter referred to as the “Loan Documents”; and

WHEREAS, the Assignee is willing to make and extend the Loan pursuant to the terms and conditions provided in the Loan Documents, provided, among other things, that the Assignor shall assign to the Assignee, absolutely and unconditionally, all of its right, title and interest in and to the rents, issues, profits, revenues, royalties, rights and benefits from the Premises to secure the Loan; and

WHEREAS, the Assignor is willing to make such assignment on the terms and conditions hereof as an inducement to the Assignee to make and extend the Loan pursuant to the terms and conditions provided in the Loan Documents; and

NOW, THEREFORE, in consideration of the Premises and of the Loan, the sum of Ten and No/100 Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The above recitals are true and correct and are incorporated herein by reference.

2. The Assignor hereby grants, conveys, transfers and assigns to the Assignee all of its right, title and interest in and to all present and future rents, income, issues, profits, revenues, royalties, rights and benefits arising now and hereafter from the Premises and any and all monies, awards or other payments made or payable by any and all tenants occupying the Premises either in lieu of rent or on account of or arising from any default by any tenant under any lease, including, but not limited to, any damages arising therefrom (all such monies, award or payments, including but not limited to, damages, are collectively referred to herein as the “Damages”). Any lease or leases for all or a portion of the Premises, together with all amendments, modifications, extensions, guarantees, renewals, additions and replacements thereto, are hereinafter collectively referred to as the “Leases” and, individually, referred to as a “Lease”.

This Assignment is made for the purpose of securing payment of the indebtedness evidenced by the Note, together with all other sums with interest becoming due and payable to the Assignee under the provisions hereof or under the Loan Documents.

3. The Assignor will faithfully abide by, perform and discharge each and every obligation, covenant and agreement of the Leases to be performed by the Assignor; enforce, at the sole cost and expense of the Assignor, the performance of each and every obligation, covenant, condition and agreement of the Leases; appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of any tenants thereunder; furnish the Assignee, within ten (10) days after execution, a copy of all new leases for the Premises; execute and deliver to the Assignee such further assurances and assignments as the Assignee may request with regard to any and all subsequent Leases of all or any part of the Premises; execute and deliver to the Assignee such further assurances and assignments and execute and deliver at the request of the Assignee all such further assurances and assignments to effectuate this Assignment as the Assignee shall from time to time require.

4. The Assignor will not: (a) do or permit anything to impair the security of any Lease; (b) execute any other assignment of the Assignor’s interest in the Leases or assignment or pledge of any rents arising or accruing from the Leases or the Premises; or (c) subordinate the Leases to any mortgage or any other encumbrance or permit, consent or agree to any such subordination without the Assignee’s prior written consent.

5. So long as there shall exist no Event of Default under the Loan Documents, the Assignor shall have the right to operate and lease the Premises, remain in possession thereof and collect upon accrual, but not more than each current month prior thereto, and to use and apply all rents, income, issues, profits, revenues, royalties, rights and benefits arising now and hereafter from the Premises (hereinafter collectively referred to as the “Rents, Income and Profits”).

6. Upon the occurrence of any event of default by the Assignor hereunder or an Event of Default pursuant to the terms and provisions of the Loan Documents (herein referred to as an “Event of Default” or a “Default”), the Assignee may exercise any and all rights and remedies contained in the Loan Documents, and the Assignee, without in any manner waiving such default, may at its option, without notice and without regard to the adequacy of the security for said indebtedness, either in person, by agent or by a receiver appointed by the court, take possession of the Premises and have, hold, manage, lease and operate the same on such terms and for such period of time as the Assignee may deem proper, and, either with or without taking possession of said Premises in its own name, the Assignee may demand, sue for or otherwise collect and receive all Rents, Income and Profits of said Premises, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs thereto or replacements thereof as may seem proper to the Assignee, and to apply such Rents, Income and Profits to the payment of (a) all expenses of managing the Premises, including, but not limited to, the salaries, fees and wages of a managing agent and such other employees as the Assignee may deem necessary or desirable and all expenses of operating and maintaining the Premises, including, but not limited to, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens and premiums for insurance which the Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Premises which the Assignee may deem necessary or desirable, and (b) the indebtedness evidenced by the Note and secured hereby and by the Mortgage together with all costs, attorneys’ fees and paralegals’ fees, in such order of priority as the Assignee in its sole discretion may determine, notwithstanding any statute, law, custom or usage to the contrary. Exercise by the Assignee of the options granted by this Assignment and the collection of Rents, Income and Profits, and the application thereof as herein provided, shall not be considered a waiver of any default by the Assignor hereunder or under the Loan Documents.

7. The Assignee is hereby vested with full power to use all measures, legal and equitable, and to take any action deemed by it necessary or proper to enforce this Assignment and collect the Rents, Income and Profits assigned hereunder, including the right (but not the obligation) to enter upon the Premises and take possession thereof forthwith to the extent necessary to effect the cure of any default on the part of the Assignor as lessor under the Leases.

8. The Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases, and the Assignor shall and does hereby agree to indemnify the Assignee against and hold it harmless from any and all costs, expenses, liabilities, losses or damages which it may or might incur or sustain under the Leases, or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should the Assignee incur any such liability, loss or damage under the Leases or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, shall be secured hereby and by the Mortgage, and the Assignor shall reimburse the Assignee therefor within ten (10) days after written demand for reimbursement is made upon the Assignor, and upon failure of the Assignor to do so, the Assignee may at its option declare all sums secured hereby and by the Mortgage immediately due and payable. The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee’s failure to let the Premises after an Event of Default by the Assignor has occurred or from any other act or omission of the Assignee in managing the Premises after an Event of Default by the Assignor has occurred unless such loss is caused by the willful misconduct and bad faith of the Assignee. It is further understood that this Assignment shall not operate to place responsibility upon the Assignee for the control, care, management or repair of the Premises or for the carrying out of any of the terms and conditions of the Leases (except to the extent a court appointed receiver operates the Premises for Assignee), nor shall it operate to make the Assignee responsible or liable for any waste committed on the Premises by the lessees or any other persons, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any lessee, licensee, employee or other person.

9. Nothing contained in this Assignment and no act done or omitted by the Assignee pursuant to the powers and rights granted hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under the Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the terms thereof. The rights of the Assignee to collect said indebtedness and to enforce any other security therefor may be exercised by the Assignee either prior to, simultaneously with or subsequent to any action taken by it hereunder.

10. This Assignment, together with the covenants and warranties herein contained, shall inure to the benefit of the Assignee and any subsequent holder(s) of the Loan Documents, and shall be binding upon the Assignor and its successors and assigns and any subsequent owner of the Premises. The Assignee shall have the right to assign the Assignor’s right, title and interest in and to the Leases to any subsequent holder of the Loan Documents subject to the provisions of this Assignment, and to assign the same to any person acquiring title to the Premises, or any portion thereof, through foreclosure under the Mortgage or otherwise. After the Assignor shall have been barred and foreclosed of all right, title and interest and equity of redemption in said Premises, or any portion thereof, no assignee of the Assignor’s interest in the Leases shall be liable to account to the Assignor for the Rents, Income and Profits. The terms “Assignor” and “Assignee” shall include all heirs, personal representatives, successors and assigns of the Assignor and the Assignee.

11. The Assignee may take or release other security for the payment of the principal sum, interest and indebtedness evidenced by the Note, may release any party primarily or secondarily liable therefor, and may apply other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to its rights hereunder.

12. Upon payment in full of all indebtedness secured hereby, as may be evidenced by the recording or filing of an instrument of satisfaction or full release of the Mortgage, unless there shall have been recorded another security instrument in favor of the Assignee covering the whole or any part of the Premises, this Assignment shall automatically become void and of no effect. Also, this Assignment may be otherwise canceled by the Assignee or by executing a separate instrument canceling or terminating this Assignment, and the Clerk of Circuit Court of any county shall be entitled to rely upon such notation or separate instrument in canceling this Assignment on the public record.

13. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (a) when delivered by personal delivery, (b) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (c) one (1) business day after having been deposited with an expedited, overnight courier service (such as, by way of example but not limitation, U.S. Express Mail, Federal Express or Purolator), addressed to the party to whom notice is intended to be given at the address set forth on page 1 hereof.

Any party may change the address to which its notices are sent by giving the other party written notice of any such change in the manner provided in this paragraph, but notice of change of address is effective only upon receipt.

14. This Assignment shall be governed and controlled as to its validity, enforcement, interpretation, construction, effect, and in all other respects by the statutes, laws and decisions of the State of Virginia except to the extent that the Assignee elects the benefit of any applicable Federal preemption laws. The Assignor, in order to induce the Assignee to accept this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Assignment shall be litigated, in the Assignee’s sole discretion and at the Assignee’s sole election, only in courts having a situs within or whose jurisdiction includes the Premises. For the purpose of the foregoing, the Assignor and all principals, sureties, guarantors and endorsers hereby consent and submit to the jurisdiction of any local, state or federal court located within or whose jurisdiction includes Pinellas County, Florida.

15. In the event that more than one person or entity is an Assignor hereunder, then all references to the “Assignor” shall be deemed to refer equally to each of said persons or entities, all of whom shall be jointly and severally liable for all of the obligations of the Assignor hereunder.

16. The Assignee shall be deemed to be the creditor of each tenant in assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution, receivership or probate proceedings affecting such tenant (without any obligation on the part of the Assignee, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein). The Assignor hereby assigns to the Assignee any and all Damages and any and all money received in connection with any such assignment for the benefit of creditors or in any such bankruptcy, reorganization, insolvency, dissolution, receivership or probate proceeding, with an option to the Assignee to apply any such Damages or money in reduction of the indebtedness evidenced by the Note (in the inverse order of maturity) and secured by the Mortgage, whether or not a default exists hereunder. The Assignor hereby appoints the Assignee as its irrevocable attorney-in-fact to appear in any action and/or collect any such Damages, money, award or payment.

17. If any term of this Assignment or the application hereof to any person or set of circumstances, shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent consistent with applicable law.

18. No amendment, modification or cancellation of this Assignment or any part hereof shall be enforceable without Assignee’s prior written consent.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and sealed in its name all by authority duly given, as of the day and year first above written.

WITNESSES:		ASSIGNOR: Aerosonic Corporation, a Delaware corporation

(Print Name: )	By:	/S/ Douglas Hillman

Its:

(Print Name: )

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this          day of April, 2010, by                                 , the                                  of Aerosonic Corporation, a Delaware corporation, on behalf of the corporation, who ☐ is personally known to me OR ☐ produced a                          Drivers License as identification.

Notary Signature

(NOTARY SEAL)

(Type, Stamp or Print Name)

NOTARY PUBLIC, State of                      at Large

My commission expires:

EXHIBIT “A”

LEGAL DESCRIPTION

Begin at the Northeast corner of the Southeast 1/4 of the Northwest 1/4 of SECTION 12, TOWNSHIP 29 SOUTH, RANGE 15 EAST, Pinellas County, Florida, and run thence South 0°16’59” West, along the North-South mid-section line of said section, a distance of 350.0 feet to a point; thence run North 89°20’5” West, a distance of 50.0 feet for the Point of Beginning, thence run North 89°20’5” West, a distance of 450.0 feet to a point, thence run South 0°16’59” West, a distance of 415.0 feet to a point, thence run South 89°20’5” East, a distance of 450.0 feet, thence run North 0°16’59” East, a distance of 415.0 feet to the Point of Beginning, all in a portion of Tract A of REPLAT OF BLOCKS 1 THRU 19 OF MARYMONT, according to the map or plat thereof as recorded in Plat Book 39, Page 31, of the Public Records of Pinellas County, Florida.